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                                  EXHIBIT 99.01

Settlement and Limited Release Agreement entered into by and between Giant Group, Ltd., Fidelity National Financial, Inc., and CKE Restaurants, Inc. on March 21, 1997.



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                    SETTLEMENT AND LIMITED RELEASE AGREEMENT


        THIS SETTLEMENT AND LIMITED RELEASE AGREEMENT ("Agreement") is made and entered into by and between GIANT GROUP, LTD. ("GIANT"), on the one hand, and Fidelity National Financial, Inc. ("Fidelity") and CKE Restaurants, Inc. ("CKE"), on the other hand, as of March 21, 1997.

        Any reference in this Agreement to a "party" or "the parties" shall refer to a party or the parties to this Agreement.

        This Agreement is entered into with reference to the following facts:


                                    RECITALS

        A. Certain disputes (the "Disputes") have arisen between GIANT, on the one hand, and Fidelity and CKE, on the other hand, concerning a purchase and standstill agreement made as of April 26, 1996 by and between them (the "Purchase Agreement").

        B. The parties are each desirous of settling and fully and finally resolving the Disputes concerning the Purchase Agreement.

        C. It is not the intent nor the desire of the parties hereto that this Agreement should in any way interfere with, alter, modify or supersede the Purchase Agreement, except as expressly set forth herein.

        NOW, THEREFORE, in consideration of the mutual covenants, agreements, obligations and promises hereinafter set forth, IT IS HEREBY AGREED BY THE PARTIES AS FOLLOWS:

        1.      OBLIGATIONS AND RELEASES

                a. Paragraph 3.b. of the Purchase Agreement is hereby deemed deleted, null and void. Any and all rights of Fidelity and CKE, and any and all obligations of GIANT, under said paragraph hereby are fully relinquished and waived.

                b. GIANT, on behalf of its parent corporations, subsidiary corporations, affiliated corporations, shareholders, officers, directors, partners, agents, representatives, employees, attorneys, successors, predecessors, assignees, heirs, and insurers hereby absolutely and forever releases and discharges Fidelity and CKE, their parent corporations, subsidiary corporations, affiliated corporations, shareholders, officers, directors, partners, agents, representatives, employees, attorneys, successors, predecessors, assignees, heirs, and insurers from any and all claims, demands, damages, debts, obligations and liabilities arising from the facts, circumstances

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and representations made by the parties leading to the execution of the
Purchase Agreement by the parties hereto. Nothing in this paragraph shall be construed as releasing Fidelity and CKE from their obligations under the Purchase Agreement except as expressly set forth in this Agreement.

        c. Fidelity and CKE, on behalf of their parent corporations, subsidiary corporations, affiliated corporations, shareholders, officers, directors, partners, agents, representatives, employees, attorneys, successors, predecessors, assignees, heirs, and insurers hereby absolutely and forever release and discharge GIANT, its parent corporations, subsidiary corporations, affiliated corporations, shareholders, officers, directors, partners, agents, representatives, employees, attorneys, successors, predecessors, assignees, heirs, and insurers from any and all claims, demands, damages, debts, obligations and liabilities arising from the facts, circumstances and representations made by the parties leading to the execution of the Purchase Agreement by the parties hereto. Nothing in this paragraph shall be construed as releasing GIANT from any of its obligations under the Purchase Agreement except as expressly set forth in this Agreement.

        2.      SUCCESSORS, ASSIGNS AND AFFILIATES

        All of the terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of the parties, and each of their heirs, beneficiaries, successors, assigns, subsidiaries and affiliated corporations.

        3.      REPRESENTATION BY COUNSEL AND INTERPRETATION

        The parties, and each of them, at all times material hereto, have had the opportunity to consult independently with legal counsel of their own choosing concerning their obligations and rights affected by this Agreement, its form and content, and the advisability of executing it. Therefore, the parties each acknowledge and agree that this Agreement shall not be deemed to have been prepared or drafted by one party or another, and that its interpretation shall not be resolved by any rule of interpretation providing for interpretation against the drafting party who causes any uncertainty.

        4.      THIS AGREEMENT IS NOT TO BE CONSTRUED AS AN ADMISSION

        Acceptance of this Agreement and the payments and other considerations referenced herein are neither intended to be nor shall be construed as an admission of liability on the part of any party to this Agreement, by whom liability is expressly denied; they are also neither intended to be nor shall be construed as an admission of any fact.

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        5.      ENTIRE AGREEMENT

        This Agreement constitutes the entire agreement between the parties pertaining to the Disputes as set forth in this Agreement and supersedes all prior or contemporaneous settlement agreements, understandings, writings, communications, representations, negotiations, or discussions, whether oral or written, except as specifically set forth herein. No supplements, modifications, waivers, or terminations of this Agreement shall be binding unless executed in writing by the parties to be bound thereby. No waiver of any provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar, nor shall any such waiver constitute a continuing waiver, unless otherwise expressly provided). Each party warrants, promises, and represents that it is not relying upon any oral representation, promise or statement in executing this Agreement, and that is not relying upon any promise or representation contained in any other written agreement, except the Purchase Agreement.

        6.      HEADINGS

        The headings contained in this Agreement have been inserted for convenience only and in no way define, enlarge or limit the scope or interpretation of any provision.

        7.      COUNTERPARTS

        This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

        8.      GOVERNING LAW

        This Agreement has been made and entered into in Los Angeles County, California, and shall be construed in accordance with, and be governed by, the laws of the State of California.

        9.      UNDERSTANDING THE AGREEMENT

        Each of the undersigned (on behalf of himself, herself and the party for whom they sign) warrants and represents that he/she has full authority to enter into this Agreement on behalf of the party for whom they sign and to make it binding in accordance with its terms and that he/she has read, understands, and agrees fully to all of the terms and conditions of this Agreement. Each of the parties signs this Agreement freely, knowingly, and willingly, and hereby warrants and represents that he/she has not done it under duress of any kind.


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        10.     MODIFICATION OR WAIVER

        This Agreement cannot be modified, superseded or changed except by written instrument signed by all the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

        IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

                                        GIANT GROUP, LTD., a Delaware
                                        corporation


                                        by:  /s/ Terry Christensen
                                           ------------------------------
                                        name:  Terry Christensen
                                        title: Director


                                        Fidelity National Financial, Inc.,
                                        a Delaware corporation


                                        by:  /s/ Andrew Puzder
                                           ------------------------------
                                        name:  Andrew Puzder
                                        title: Executive Vice-President and
                                                 General Counsel


                                        CKE Restaurants, Inc., a Delaware
                                        corporation


                                        by:  /s/ Andrew Puzder
                                           ------------------------------
                                        name:  Andrew Puzder
                                        title: Executive Vice-President and
                                                 General Counsel



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